UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 12, 2006

EQUITABLE RESOURCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

PENNSYLVANIA

(State or other jurisdiction of incorporation)

1-3551	25-0464690
(Commission File Number)	(IRS Employer Identification No.)

225 North Shore Drive, Pittsburgh, Pennsylvania	15212
(Address of Principal Executive Offices)	(Zip Code)

(412) 553-5700

(Registrant’s Telephone Number, Including Area Code)

NONE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 12, 2006, the shareholders of Equitable Resources, Inc. (“EQT”) approved the amendment and continuation of the Equitable Resources, Inc. Executive Short-Term Incentive Plan (the “Plan”), which amendment and continuation was adopted by EQT’s Board of Directors on December 7, 2005, contingent upon shareholder approval of the same.

The purposes of the Plan are to maintain a competitive level of total cash compensation and to align the interest of the Company’s executive employees with those of the Company’s shareholders and customers and with the strategic objectives of the Company. Shareholder approval of the Plan permits the continued qualification of the Plan as “performance-based” compensation, which is excepted from the limit on executive officer compensation deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Plan as approved by the shareholders is largely as previously in effect except as follows:

•                  the list of available performance criteria on which tax-deductible incentive awards may be granted was expanded;

•                  the definition of eligible participants was expanded to include all of the Company’s executive officers;

•                  a change of control provision was added;

•                  the maximum amount which may be earned by individual participants under incentive awards was increased; and

•                  certain deferral provisions were eliminated and certain terms modified to conform to Section 409A of the Code.

A complete copy of the Plan is attached hereto as Exhibit 10.1.

ITEM 9.01.             FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits

10.1                 Equitable Resources, Inc. Executive Short-Term Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITABLE RESOURCES, INC.
(Registrant)

	By:	/s/ Philip P. Conti
Philip P. Conti
Vice President and Chief Financial Officer

Date: April 18, 2006

EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Equitable Resources, Inc. Executive Short-Term Incentive Plan